Exhibit 10.3
Execution Version

CLASS A-1T NOTE PURCHASE AGREEMENT

dated as of September 25, 2013

by and among

GARRISON FUNDING 2013-2 Ltd.,
as Issuer,

GARRISON FUNDING 2013-2 LLC,
as Co-Issuer,

and

CAPITAL ONE, NATIONAL ASSOCIATION,

as Purchaser

Table of Contents

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CLASS A-1T NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or modified from time to time, this "Agreement") dated as of September 25, 2013, among:

(1) Garrison Funding 2013-2 Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Issuer");

(2) Garrison Funding 2013-2 LLC, a limited liability company formed and existing under the laws of the State of Delaware (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers"); and

(3) CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as Purchaser (the "Purchaser").

WHEREAS, the Issuer, the Co-Issuer and Deutsche Bank Trust Company Americas, as Trustee, are party to an Indenture, dated as of September 25, 2013, as modified and supplemented and in effect from time to time (the "Indenture"), pursuant to which the Co-Issuers (or the Issuer, as applicable) have issued the Notes (as defined in the Indenture), including the Class A-1T Senior Secured Floating Rate Notes Due 2023 (the "Class A-1T Notes"), in an aggregate principal amount up to U.S.$111,175,000; and

WHEREAS, the Purchaser is willing, on the terms and subject to the conditions hereinafter set forth, to purchase Class A-1T Notes in an aggregate outstanding amount, and at the purchase price, set forth in Section 2.01 (the Class A-1T Notes purchased pursuant to this Agreement, the "Notes").

Accordingly, in consideration of the covenants contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                   Defined Terms. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the Indenture, which meanings shall prevail in the case of an inconsistency.

Section 1.02.                   Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

ARTICLE II

PURCHASE, SALE, PAYMENT AND DELIVERY

Section 2.01.                  Purchase, Sale, Payment and Delivery of the Notes on the Closing Date. (a) On the basis of the representations, warranties and agreements contained herein and in the Indenture, and in all respects subject to the terms and conditions set forth herein and in the Indenture (including without limitation the payment and redemption terms therein), the Purchaser agrees to acquire from the Co-Issuers, on the Closing Date, the Notes in an aggregate principal amount of $50,000,000, at a price payable to the Issuer of $49,800,000.

(b) Upon delivery on the Closing Date by the Co-Issuers to the Purchaser of the Notes, duly executed by the Co-Issuers and authenticated by the Trustee, the Purchaser will be deemed to have acquired the Notes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.                  Representations and Warranties of the Co-Issuers. Each of the Issuer and the Co-Issuer represents and warrants to the Purchaser that:

(a)    It is an exempted company incorporated with limited liability and validly existing and in good standing under the law of the Cayman Islands (in the case of the Issuer) or a limited liability company duly formed and validly existing and in good standing under the law of the State of Delaware (in the case of the Co-Issuer).

(b)   It has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement and the Indenture and has taken all necessary action to authorize such execution, delivery and performance.

(c)    Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d)   All governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(e)    Its obligations under this Agreement and the Indenture, when executed by all parties, as applicable, constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(f)    There is not pending or, to its knowledge, threatened against it, any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or the Indenture or its ability to perform its obligations under this Agreement or the Indenture.

(g)   Assuming (i) compliance by the Purchaser with applicable transfer restriction provisions and other provisions herein and in the Indenture and (ii) that all representations and warranties of all of the Holders of the Notes (as defined in the Indenture) in the Indenture (whether deemed or delivered in any representation letter required under the Indenture) relating to their status under Section 3(c)(7) of the Investment Company Act of 1940, as amended, and the related rules and regulations are true and correct and assuming compliance by each Holder of Notes (as defined in the Indenture) with applicable transfer restriction provisions and other provisions in the Indenture, it is not required to register as an investment company under the Investment Company Act of 1940, as amended.

(h)   The Issuer hereby represents, warrants and covenants that, as of the Closing Date (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated on each date on which an Asset is Granted to the Trustee under the Indenture) each payment of principal or interest with respect to the Notes will have been made (i) in payment of a debt incurred by the Issuer in the ordinary course of business or financial affairs of the Issuer and (ii) in the ordinary course of business or financial affairs of the Issuer.

Section 3.02.                  Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Issuer and the Co-Issuer as of the date hereof that:

(a)    In connection with its purchase of the Notes: (i) none of the Co-Issuers, the Trustee, the Collateral Administrator, the Collateral Manager, the Placement Agent or any of their respective affiliates are acting as a fiduciary (except to the extent specifically set forth in the Indenture) or financial or investment adviser for it; (ii) it is not relying on any written or oral advice, counsel or representations of the Co-Issuers, the Trustee, the Collateral Administrator, the Collateral Manager, the Placement Agent or any of their respective affiliates other than in the Offering Circular, if applicable; (iii) it has read and understands the Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers thereof); (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and has made its own investment decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Trustee, the Collateral Administrator, the Collateral Manager, the Placement Agent or any of their respective affiliates; and (v) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

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(b)   It is not a member of the public of the Cayman Islands.

(c)    It is either (i) not a "U.S. person" (as defined in Regulation S) or a "U.S. resident" (within the meaning of the Investment Company Act) and is acquiring the Notes in an "offshore transaction" (as defined in Regulation S), or, (ii) if it is a "U.S. person" (as defined in Regulation S) or a "U.S. resident" (within the meaning of the Investment Company Act), it is both a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, and a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act.

(d)   On each day from the date on which it acquires its interest in the Notes through and including the date on which it disposes of its interest in the Notes either that (A) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), its acquisition, holding and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), and (B) if it is a governmental, church, non-U.S. or other plan, its acquisition, holding and disposition of the Notes do not and will not constitute or give rise to a non-exempt violation of any law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code. Any purported transfer of a Note or interest therein that does not comply with the foregoing representations shall be null and void ab initio.

(e)    It acknowledges that the Offering Circular does not constitute an offer to any other person or to the public generally to subscribe for or otherwise acquire the Notes. Distribution of the Offering Circular, or disclosure of any of its contents to any person other than the Purchaser and those persons, if any, retained to advise the Purchaser with respect thereto and other persons meeting the requirements of Rule 144A and Regulation S is unauthorized and any disclosure of any of its contents, without the prior written consent of the Co-Issuers, is prohibited.

(f)    It has received and reviewed such information as it deems necessary in order to make its investment decision and it is not relying on any information that differs from the information included in the Offering Circular, this Agreement and the Indenture.

(g)   It acknowledges that by entering into this Agreement it is deemed to warrant and represent as to all the warranties and representations required to be made or deemed to be made by each purchaser or transferee of the Notes (as defined in the Indenture) under the Indenture.

(h)   It understands that the Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, the Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legend on the Notes. It acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. It understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Co-Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act. It will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Agreement and Section 2.5 of the Indenture, including the Exhibits referenced therein.

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ARTICLE IV

CONDITIONS

Section 4.01.                  Closing Date. The obligations of the Purchaser to purchase and pay for the Notes shall not become effective until the date on which the Indenture and this Agreement are executed and delivered and the Notes are duly authorized, issued, authenticated and delivered thereunder.

ARTICLE V

MISCELLANEOUS

Section 5.01.                  Notices. Except in the case of notices and other communications expressly permitted to be given by telephone or electronic messaging system, all notices and other communications provided for herein (including each consent, notice, direction or request) shall be in writing and shall be delivered by hand or overnight courier service or sent by fax, as follows:

(a)    if to the Co-Issuers, the Trustee or the Collateral Manager, at its address or fax number set forth in the Indenture;

(b)   if to the Purchaser, at its address or fax number set forth on Schedule 5.01 or at such other address as shall be designated by the Purchaser in a notice to the Issuer and the Trustee; and

(c)    if to S&P, in the manner specified in the Indenture.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 5.02.                  Waivers; Amendments.

(a)    No waiver of any provision of this Agreement or consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b) and the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

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(b)   Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Co-Issuers and the Purchaser. The Issuer will give written notice to S&P of any waiver, amendment or modification of any provision of this Agreement.

(c)    No waiver, amendment or modification of the Indenture or any other agreement referred to herein or therein to which either of the Co-Issuers is a party (other than this Agreement) shall affect any of the rights or obligations under this Agreement of the parties hereto unless such waiver, amendment or modification is effected in accordance with the applicable provisions of the Indenture.

(d)   A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

Section 5.03.                  Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and transferees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any purported transfer not in compliance with this Section 5.03 shall be null and void.

(b)   Except pursuant to a transfer of the Note that is otherwise permitted pursuant to the Indenture, neither of the Co-Issuers nor the Purchaser may assign or delegate any of its rights or obligations under this Agreement without the prior consent of the other parties hereto.

(c)    The Purchaser may at any time grant a security interest in all or any portion of its rights under this Agreement to secure its obligations, including any such grant to a Federal Reserve Bank, and this Section 5.03 shall not apply to any such grant of a security interest; provided that no such grant of a security interest shall release the Purchaser from any of its obligations hereunder or substitute any such transferee for the Purchaser as a party hereto.

Section 5.04.                  Survival. All covenants, agreements, representations and warranties made by the Co-Issuers and the Purchaser herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the Indenture shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Trustee or the Purchaser may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Note or any amount payable under this Agreement or the Indenture in respect of any Note is outstanding and unpaid.

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Section 5.05.                  Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Indenture constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the parties hereto and when the Issuer shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5.06.                  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability in such matter without affecting the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.07.                  Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial Right.

(a)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

(b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any documents related thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 5.07(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)    EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

Section 5.08.                  Benefits of Indenture. The Purchaser hereby acknowledges and approves the pledge and assignment by the Issuer of all of its right, title and interest in, to and under this Agreement to the Trustee for the benefit and security of the Secured Parties pursuant to the Indenture.

Section 5.09.                  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 5.10.                  Non-Recourse Obligations. The Notes and all obligations of the Co-Issuers under this Agreement are non-recourse obligations of the Co-Issuers. The Notes are payable solely from the Assets. Upon realization of the Assets and the application of the proceeds thereof in accordance with the Indenture, any outstanding obligations of the Co-Issuers hereunder shall be extinguished and shall not thereafter revive. None of the Collateral Manager, the Trustee, the Administrator, any of their respective affiliates, security holders (including shareholders), members, partners, officers, directors or employees, or the security holders (including shareholders), members, partners, officers, directors, employees or incorporators of the Co-Issuers, or any other person or entity will be obligated to make payments on the Notes. Consequently, the Purchaser must rely solely on amounts received in respect of the Assets for the payment of principal thereof and interest thereon. This section shall survive the termination of this Agreement.

Section 5.11.                  Non-Petition. Notwithstanding any other provision of this Agreement, the Purchaser may not, prior to the date which is one year (or, if longer, the applicable preference period) and one day after the payment in full of all Notes (as defined in the Indenture), institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws. Nothing in this Section 5.11 shall preclude, or be deemed to estop, the Purchaser (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Purchaser, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, subject to Section 5.10. This Section shall survive the termination of this Agreement.

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Section 5.12.                  Issuer Orders.  The Issuer hereby agrees that if an Issuer Order is required to be delivered in accordance with the terms hereof, it shall cause such Issuer Order to be delivered promptly following receipt of the applicable request therefor.

Section 5.13.                  Protections and Benefits Afforded the Trustee. For all purposes under this Agreement, the Trustee shall be afforded the same protections and benefits under this Agreement as that afforded to the Trustee pursuant to Article VI of the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GARRISON FUNDING 2013-2 LTD.,
    as Issuer

By: /s/ Martin Couch

      Name: Martin Couch
      Title:   Director

Class A-1T Note Purchase Agreement

GARRISON FUNDING 2013-2 LLC,
    as Co-Issuer

By: /s/ Donald J. Puglisi

      Name: Donald J. Puglisi

      Title:   Manager

Class A-1T Note Purchase Agreement

cAPITAL ONE, NATIONAL ASSOCIATION,

    as Purchaser

By: /s/ Michael S. Sznajder

      Name: Michael S. Sznajder

      Title:   MD

Class A-1T Note Purchase Agreement

ACKNOWLEDGED:

Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Trustee

By: /s/ Vincent Pham

Name: Vincent Pham

Title:   Vice President

By: /s/ Henry Brigham

Name: Henry Brigham

Title:   Associate

Class A-1T Note Purchase Agreement

SCHEDULE 5.01

Address for Notices

Capital One, National Association
4445 Willard Avenue, 6th Floor
Chevy Chase, MD 20815
Telephone: (301) 280-2592
Facsimile: (301) 280-0299
Attention: Bridget Rainero